Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this post-effective Amendment No. 1 to Registration Statement No. 333-111614 on Form S-8 of our reports relating to the consolidated financial statements and financial statement schedule of Berkshire Hathaway Inc. and the effectiveness of Berkshire Hathaway Inc.’s internal control over financial reporting dated February 27, 2009, appearing in the Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Omaha, Nebraska

January 28, 2010